CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-128012) pertaining to the Amended 2005 Equity Incentive Plan of Torrent Energy Corporation of our report dated June 3, 2005 with respect to the consolidated financial statements of Torrent Energy Corporation included in the Annual Report (Form 10-KSB) for the year ended March 31, 2006.

Vancouver, British Columbia, Canada	/s/“Ernst & Young LLP”
July 14, 2006	Chartered Accountants